Exhibit 99.1

Solar Capital’s Board Approves Reduced Asset Coverage Requirement; Provides Flexibility to Expand Specialty Finance Platform; Lowers Base Management Fee over 1.0x Debt-to-Equity

NEW YORK — August 6, 2018 — Solar Capital Ltd. (NASDAQ: SLRC) (the “Company” or “Solar Capital”), an externally managed business development company (“BDC”), today announced that effective August 2, 2018, its Board of Directors (the “Board”), including all Independent Directors, and based on the recommendation of its investment advisor, Solar Capital Partners (“SCP”), approved the reduction in the asset coverage requirement under of the Investment Company Act of 1940 as allowed under the Small Business Credit Availability Act (“SBCAA”). As a result, effective August 2, 2019, the Company’s asset coverage requirements will be reduced from 200% to 150%. The Company will target a range of 0.90x to 1.25x debt-to-equity, operating at a substantial cushion to the regulatory limit.

In order to potentially accelerate the adoption, the Board authorized the submission of a proposal for voting shareholders to approve the application of the modified asset coverage requirements set forth in revised Section 61(a)(2) of the Investment Company Act of 1940, as modified by the SBCAA. If the Company’s voting shareholders approve the proposal by the required majority of votes at its 2018 Annual Meeting of Shareholders, the 150% asset coverage ratio will become effective on the day after such approval.

Solar Capital’s Board approved the reduction of the asset coverage requirement following the Company’s analysis of how the increased leverage flexibility could affect the Company’s strategic priorities and positive long-term value creation for shareholders, as well as an assessment of the associated risks and how they can be managed or mitigated. Importantly, the Board also approved an amendment to the Investment Advisory Agreement reducing the Investment Advisor’s annual base management fee to 1.00% on assets financed using leverage over 1.0x debt-to-equity.

“The asset coverage modification will not result in changes to our investment strategy and enhances the Company’s ability to expand its specialty finance platform,” said Michael Gross, Chairman and CEO. “Together with the management fee reduction, the Company has the potential to generate increased returns for shareholders. Notably, the Company already has sufficient capital to operate within the new target debt-to-equity range without having to raise additional debt or equity.”

“We have positioned Solar Capital as a diversified niche specialty finance company. The reduced asset coverage provides us flexibility to grow our senior secured first lien cash flow lending business and expand our commercial finance platform. Collapsing the Senior Secured Unitranche Loan Programs (“SSLP” and “SSLP II”) on balance sheet will increase transparency and simplicity and create investment capacity for non-qualifying assets to expand our specialty finance verticals,” said Bruce Spohler, Chief Operating Officer. “In summary, the asset coverage modification enables us to do more of what we’ve been doing: investing in first lien senior secured cash flow and asset-based loans.”

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U.S. middle market companies in the form of cash flow senior secured loans including first lien and second lien debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact

Solar Capital Ltd.

Investor Relations

(646) 308-8770

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